                                                                   Exhibit 10.23

                              STEEL DYNAMICS, INC.
                               OFFICER AND MANAGER
                            CASH AND STOCK BONUS PLAN


         1. PURPOSE. The purpose of the Plan is to provide incentives for Officers and Managers of the Company to increase the profitability and growth of the Company and to provide Officers and Managers an opportunity for an ownership interest in the Company.

         2. EFFECTIVE DATE AND TERM OF PLAN. The Effective Date of the Plan is October 28, 1996, the date the Plan was adopted and approved of by the Board and shareholders of the Company. Plan will commence at the beginning of the Company's fiscal year beginning January 1, 1997, and no cash or stock bonuses under this Plan will accrue until after the conclusion of the Company's 1997 fiscal year. The Plan shall terminate on October 27, 2001, unless earlier terminated by the Board.

         3. DEFINITIONS.

                  3.1 "Adjusted Distribution Pool" has the meaning assigned to such term in Section 6.2.

                  3.2 "Adjusted Pre-Tax Net Income" means, for any Year, net income of the Company, before taxes, extraordinary items and bonuses payable to Participants under this Plan, as determined by the Company's outside auditors; provided, however, that, to the extent reasonably determinable, the effect upon Adjusted Pre-Tax Net Income of income and start-up expenses associated with significant capital expenditures, for a period not to exceed twelve (12) months following start-up, shall be excluded from and not taken into account in determining such Adjusted Pre-Tax Net Income.

                  3.3 "Base Salary" means, with respect to a Participant, the regular annual salary paid in a Year for services rendered without including any bonus (paid under this Plan or otherwise) or severance pay.

                  3.4 "Board" means the Board of Directors of the Company.

                  3.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  3.6 "Committee" means the Committee of the Board described in
         Section 5.

                  3.7 "Company" means Steel Dynamics, Inc., an Indiana corporation, and its subsidiaries.

                  3.8 "Distribution Pool" means, for any Year, an amount determined by multiplying [Adjusted Pre-Tax Net Income, minus an amount equal to ten percent (10%) of "Stockholders Equity" as determined by Company's audited Consolidated Balance Sheets] by five percent (5%).

                  3.9 "Effective Date" has the meaning assigned to such term in
         Section 2.

                  3.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  3.11 "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

                           (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, the Fair Market Value of a share of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

                           (ii) If the Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices were not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

                           (iii) In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

                  3.12 "Manager" means any manager of the Company who is a Participant.

                  3.13 "Officer" means any officer of the Company who is a Participant.

                  3.14 "Participant" means those Officers and Managers selected from time to time to participate in the Plan by the Committee. The initial Participants selected by the Committee are listed in the attached Exhibit A.

                  3.15 "Participant's Adjusted Base Salary" means with respect to any Officer who is a Participant, two (2) times the Officer's Base Salary, and with respect to any Manager who is a Participant, the Manager's Base Salary.

                  3.16 "Participant's Bonus Percentage" means, in any Year with respect to a Participant, a fraction, the numerator of which is equal to the Participant's Adjusted Base

         Salary and the denominator of which is equal to the sum of all the Participants' Adjusted Base Salaries.

                  3.17 "Plan" means the Steel Dynamics, Inc. Officer and Manager Cash and Stock Bonus Plan.

                  3.18 "Restricted Stock" means Stock issued pursuant to the Plan as contemplated by Section 6.2.

                  3.19 "Retirement" means voluntary retirement by a Participant who is at least 60 years old.

                  3.20 "Stock" means the $0.01 par value common stock of the Company.

                  3.21 "Ten Percent Return on Stockholders' Equity" means for any Year an amount determined by multiplying "Stockholder's Equity" as determined by the Company's audited Consolidated Balance Sheets by ten percent (10%).

                  3.22 "Vested Shares" has the meaning assigned to such term in
         Section 7.

                  3.23 "Year" means the Company's fiscal year, with the first Year beginning on January 1, 1997.

         4. SHARES OF STOCK SUBJECT TO THE PLAN.

                  4.1 The total number of shares of Stock of the Company reserved and available for distribution pursuant to the Plan shall not exceed, in the aggregate, 450,000 shares of the authorized Stock of the Company, subject to adjustment as described below.

                  4.2 Stock which may be acquired under the Plan may be either authorized but unissued shares or shares of issued Stock held by the Company's treasury, or both, at the discretion of the Committee. Whenever any Stock is forfeited under the Plan, the shares forfeited may again be issued hereunder.

                  4.3 In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of shares reserved for issuance under the Plan, as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion.

         5. ADMINISTRATION. The Plan shall be administered by a committee of directors (the "Committee") of the Company appointed by the Board from time to time and consisting of at least two (2) members of the Board, each of whom shall be both (i) a "non-employee director" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision, and
(ii) an "outside director" as that term is used in Section 162 of the Code and the regulations promulgated thereunder. In the absence of an appointment of a Committee, the Board shall serve as the Committee.

         The Committee shall administer the Plan so as to comply at all times with Rule 16b-3 of the Exchange Act, and Sections 162 of the Code. To the extent that any provision hereof is found not to be in compliance with any such Rule or requirement, such provisions shall be deemed to be modified so as to be in compliance with such Rule or requirement, or if such modification is not possible, shall be deemed to be null and void. Subject to the foregoing, the Board may from time to time increase the size of the Committee and appoint additional members, remove members (with or without cause), substitute new members, and fill vacancies (however caused). A majority of the members of the Committee shall constitute a quorum, and the actions of a majority of the members of the Committee at a meeting at which a quorum is present shall be the actions of the Committee.

         The Committee has the exclusive power, authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan. The Committee may require that a Participant sign a contract or agreement evidencing the terms and conditions of the Participant's rights to receive a bonus under this Plan. The Committee's interpretation of the Plan shall be final, binding and conclusive on all parties.

         The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in engaging such counsel, consultant or agent shall be paid by the Company.

         The Committee shall have the right, in its sole discretion, to waive the forfeiture provisions found in Section 7 below.

         6. CASH AND STOCK BONUS. Subject to the terms, conditions and limitations set forth in this Plan, each Year the Participants may, if the Distribution Pool is a positive number, receive a cash and stock bonus as follows:

                  6.1 CASH BONUS. Each Participant shall receive a cash bonus in an amount equal to the product of (i) the Participant's Bonus Percentage and (ii) the Distribution Pool; provided, however, that with respect to an Officer, the cash bonus shall not exceed two times the Officer's Base Salary, and with respect to a Manager, the cash bonus shall not exceed the Manager's Base Salary; provided, further, that with respect to Keith E. Busse, Mark D. Millett, Richard P. Teets, Jr., and Tracy L. Shellabarger, there shall be deducted from the amount of the cash bonus payable to them hereunder the amount of any cash bonus payable to them under any employment agreement ("Employment Agreement") in existence on the Effective Date of this Plan.

                  6.2 STOCK BONUS. The excess of the Distribution Pool over the sum of (i) the aggregate cash bonuses payable under Section 6.1 to all Participants and (ii) the amounts deducted from the cash bonuses otherwise payable to Keith E. Busse, Mark D. Millett, Richard P. Teets, Jr. and Tracy L. Shellabarger hereunder for bonuses payable under their Employment Agreements (the "Adjusted Distribution Pool"), if any, shall be distributed to the Participants in the form of Restricted Stock, as follows: Each Participant shall receive that number of shares of Restricted Stock having, at the time of issuance, a Fair Market Value equal to the product of (i) the Participant's Bonus Percentage and (ii) the Adjusted Distribution Pool; provided that, with respect to an Officer, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed the Officer's Base Salary, and with respect to a Manager, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed 50% of the Manager's Base Salary.

         7. FORFEITURE AND VESTING OF RESTRICTED STOCK. Restricted Stock issued to a Participant shall vest and become nonforfeitable over four (4) years, as follows: Commencing on January 1 following the Year with respect to which the Restricted Stock was issued, the Restricted Stock will vest and become nonforfeitable (the "Vested Shares") at the rate of 25% of such shares of Restricted Stock for each full year following the Year with respect to which the Restricted Stock was issued. Upon termination of the Participant's employment for any reason other than Retirement, all shares of Restricted Stock of the Participant which are not Vested Shares at the time of termination of employment shall be forfeited and returned to the Company, and the Participant shall no longer be the owner of or have any interest whatsoever in the forfeitable Restricted Stock.

         The Committee, in its sole discretion, may waive the forfeiture provisions of this Section 7 with respect to the Restricted Stock of a Participant whose employment has terminated for reasons other than Retirement.

         8. RESTRICTION ON TRANSFER OF RESTRICTED STOCK. Restricted Stock that is forfeitable under the terms of this Plan may not be transferred, assigned, sold, pledged, hypothecated, or otherwise disposed of in any manner and shall not be subject to levy, attachment, or other legal process.

         9. CERTIFICATES. Restricted Stock issued under this Plan shall be registered in the name of each Participant. Stock certificates so issued shall be held by the Company. Stock certificates shall bear such restrictive legends as the Committee may prescribe.

         Subject to all the terms, conditions, and limitations of this Plan, including provisions concerning forfeiture and restrictions on transfer, the Participant shall be the owner of the Restricted Stock with full dividend and voting rights. Upon the request of a Participant, separate stock certificates shall be issued and delivered to the Participant with respect to Vested Shares.

         10. GENERAL PROVISIONS.

                  10.1 NONGUARANTY OF EMPLOYMENT. The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any Participant at any time.

                  10.2 WITHHOLDING OF TAXES. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Restricted Stock under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  10.3 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

                  10.4 FRACTIONAL SHARES. No fractional shares of Stock shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

                  10.5 GOVERNING LAW. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Indiana.


         IN WITNESS WHEREOF, Steel Dynamics, Inc., acting by and through its duly authorized officers, has executed this instrument as of the 28th day of October, 1996.


                                       STEEL DYNAMICS, INC.


                                       By______________________________________
                                       Its ____________________________________



DATE ADOPTED BY BOARD OF DIRECTORS:              October 28, 1996

DATE APPROVED BY STOCKHOLDERS:                   October 28, 1996

TERMINATION DATE:                                October 27, 2001

                                    EXHIBIT A


OFFICERS

         President                                   Keith E. Busse
         Vice-President                              Mark D. Millett
         Vice-President                              Richard P. Teets, Jr.
         Vice-President                              Tracy L. Shellabarger


MANAGERS

         Sales and Marketing                         John W. Nolan
         Cold Mill                                   Glenn Pushis
         Materials and Transportation                Craig T. Longardner
         Engineering and Services                    Robert E. Soden